SECURITIES AND EXCHANGE COMMISSION


                          Washington, DC  20549


                                FORM 8-K


                             CURRENT REPORT





    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                                   1934





    Date of Report (Date of earliest event reported):  August 8, 1995



                        HOMETOWN BANCORPORATION, INC.
           (Exact name of registrant as specified in its charter)


             Delaware             0-16272        06-1199559
(State or other jurisdiction   (Commission       (IRS Employer
of incorporation)               File No.)         Identification Number)


                20 West Avenue, Darien, Connecticut 06820
          (Address of principal executive offices and zip code)


   Registrant's telephone number, including area code:  (203) 656-2265


                                   N/A
      (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

     On July 10, 1995 and August 8, 1995, Hometown Bancorporation, Inc. (the "COMPANY") issued press releases concerning accounting errors and irregularities at its wholly owned subsidiary, The Bank of Darien (the "BANK"). The Company is conducting an internal investigation which has not yet been completed. The complexity of the issues raised and the discovery of certain accounting irregularities has delayed completion of the necessary work beyond the date originally expected. The Company continues to anticipate that the effect of correcting the accounting errors and irregularities will have a material adverse effect on the results of operations originally reported for 1994 and the first quarter of 1995. The Company is also evaluating whether the errors and irregularities affected any other periods.

     In the release dated August 8, 1995, the Company and the Bank also announced that Robert A. Foote, Jr., Senior Vice President and Chief Financial Officer of the Company and the Bank, resigned effective August 4, 1995.

     The Company also announced that its report of the results of operations for the period ended June 30, 1995 will be delayed pending conclusion of the internal investigation.

     In accordance with General Instruction F to Form 8-K, copies of the press releases dated July 10, 1995 and August 8, 1995 are attached hereto as Exhibits 20(1) and 20(2), respectively, and are incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits.

          20(1).    Press Release, dated July 10, 1995, issued by the
Company.

          20(2).    Press Release, dated August 8, 1995, issued by the
Company.

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               HOMETOWN BANCORPORATION, INC.


Date: August 9, 1995           By: /S/  KEVIN E. GAGE
                                  Kevin E. Gage
                         President and Chief Executive Officer

                              EXHIBIT INDEX




EXHIBIT NO.    DOCUMENT

20(1)          Press Release of the Company Dated July 10, 1995

20(2)          Press Release of the Company dated August 8, 1995